		Monthly Volume Summary: May 2015 (unaudited & subject to change) (dollars in millions)

May 2015 Highlights:

• The total mortgage portfolio increased at an annualized rate of 2.2% in May.

• Single-family refinance-loan purchase and guarantee volume was $20.1 billion in May representing 61% of total single-family mortgage portfolio purchases or issuances. Relief refinance mortgages comprised approximately 10% of our total single-family refinance volume during May.

• Total number of loan modifications were 5,490 in May and 25,417 for the five months ended May 31, 2015.

• The aggregate unpaid principal balance (UPB) of our mortgage-related investments portfolio decreased by approximately $9.8 billion in May.

• Freddie Mac mortgage-related securities and other guarantee commitments increased at an annualized rate of 6.5% in May.

• Our single-family serious delinquency rate decreased from 1.66% in April to 1.58% in May. Our multifamily delinquency rate decreased from 0.03% in April to 0.01% in May.

• The measure of our exposure to changes in portfolio market value (PMVS-L) averaged $66 million in May. Duration gap averaged 0 months.

• On September 6, 2008, the Director of the Federal Housing Finance Agency (FHFA) appointed FHFA as Conservator of Freddie Mac.

TABLE 1 - TOTAL MORTGAGE PORTFOLIO
	Purchases or Issuances	Sales	Liquidations	Net Increase/ (Decrease)	Ending Balance	Annualized Growth Rate	Annualized Liquidation Rate

May 2014	$19,569	($1,322)	($21,549)	($3,302)	$1,895,475	(2.1%)	13.6%
Jun	24,604	(1,631)	(23,129)	(156)	1,895,319	(0.1%)	14.6%
Jul	25,375	(1,132)	(24,065)	178	1,895,497	0.1%	15.2%
Aug	29,722	(2,955)	(27,447)	(680)	1,894,817	(0.4%)	17.4%
Sep	29,691	(2,284)	(23,881)	3,526	1,898,343	2.2%	15.1%
Oct	28,761	(1,324)	(23,433)	4,004	1,902,347	2.5%	14.8%
Nov	29,455	(5,346)	(23,495)	614	1,902,961	0.4%	14.8%
Dec	31,917	(564)	(24,208)	7,145	1,910,106	4.5%	15.3%

Full-Year 2014	291,397	(24,203)	(271,749)	(4,555)	1,910,106	(0.2%)	14.2%

Jan 2015	25,310	(1,481)	(25,141)	(1,312)	1,908,794	(0.8%)	15.8%
Feb	34,104	(1,913)	(27,744)	4,447	1,913,241	2.8%	17.4%
Mar	31,406	(1,906)	(28,039)	1,461	1,914,702	0.9%	17.6%
Apr	36,480	(1,556)	(33,661)	1,263	1,915,965	0.8%	21.1%
May	37,375	(3,856)	(30,022)	3,497	1,919,462	2.2%	18.8%

YTD 2015	$164,675	($10,712)	($144,607)	$9,356	$1,919,462	1.2%	18.2%

TABLE 2 - MORTGAGE-RELATED INVESTMENTS PORTFOLIO										TABLE 3 - MORTGAGE-RELATED INVESTMENTS PORTFOLIO COMPONENTS
	Purchases [1]	Sales	Liquidations	Ending Balance	Annualized Growth Rate	Annualized Liquidation Rate	Mortgage Purchase Agreements	Mortgage Sale Agreements	Net Purchase (Sale) Agreements [2]		Freddie Mac Mortgage-Related Securities	Non-Freddie Mac Mortgage-Related Securities		Mortgage Loans	Ending Balance
												Agency	Non-Agency

May 2014	$12,528	($12,655)	($5,964)	$422,443	(17.1%)	16.7%	$24,123	($21,099)	$3,024	May 2014	$155,375	$15,544	$82,449	$169,075	$422,443
Jun	16,516	(12,929)	(6,150)	419,880	(7.3%)	17.5%	22,119	(21,025)	1,094	Jun	155,162	15,580	80,053	169,085	419,880
Jul	13,150	(9,562)	(5,950)	417,518	(6.8%)	17.0%	26,886	(22,048)	4,838	Jul	155,484	15,538	77,992	168,504	417,518
Aug	18,723	(12,792)	(5,708)	417,741	0.6%	16.4%	33,932	(30,793)	3,139	Aug	161,929	15,364	74,808	165,640	417,741
Sep	17,216	(15,459)	(5,888)	413,610	(11.9%)	16.9%	31,965	(33,533)	(1,568)	Sep	161,698	15,691	71,799	164,422	413,610
Oct	14,649	(15,337)	(6,138)	406,784	(19.8%)	17.8%	28,027	(24,482)	3,545	Oct	157,703	15,623	69,663	163,795	406,784
Nov	17,931	(17,316)	(5,358)	402,041	(14.0%)	15.8%	23,708	(22,668)	1,040	Nov	157,744	15,895	67,122	161,280	402,041
Dec	22,532	(10,028)	(6,131)	408,414	19.0%	18.3%	27,540	(21,018)	6,522	Dec	161,541	16,353	66,048	164,472	408,414

Full-Year 2014	171,048	(153,358)	(70,300)	408,414	(11.4%)	15.2%	281,401	(271,879)	9,522	Full-Year 2014	161,541	16,353	66,048	164,472	408,414

Jan 2015	14,210	(9,722)	(5,501)	407,401	(3.0%)	16.2%	41,150	(38,220)	2,930	Jan 2015	163,447	15,964	63,915	164,075	407,401
Feb	15,339	(13,851)	(4,717)	404,172	(9.5%)	13.9%	36,111	(30,552)	5,559	Feb	161,545	15,952	61,140	165,535	404,172
Mar	21,480	(14,732)	(5,328)	405,592	4.2%	15.8%	39,126	(38,562)	564	Mar	164,501	15,877	59,069	166,145	405,592
Apr	19,548	(19,867)	(5,928)	399,345	(18.5%)	17.5%	39,765	(42,925)	(3,160)	Apr	162,786	15,489	56,852	164,218	399,345
May	19,861	(23,935)	(5,742)	389,529	(29.5%)	17.3%	35,438	(42,773)	(7,335)	May	158,514	14,824	54,374	161,817	389,529

YTD 2015	$90,438	($82,107)	($27,216)	$389,529	(11.1%)	16.0%	$191,590	($193,032)	($1,442)	YTD 2015	$158,514	$14,824	$54,374	$161,817	$389,529

See Endnotes and Additional Information on Pages 2 and 3.

TABLE 4 - FREDDIE MAC MORTGAGE-RELATED SECURITIES AND OTHER GUARANTEE COMMITMENTS								TABLE 5 - OTHER DEBT ACTIVITIES
									Original Maturity ≤ 1 Year	Original Maturity > 1 Year
	Issuances	Liquidations	Net Increase/ (Decrease)	Ending Balance	Annualized Growth Rate	Annualized Liquidation Rate			Ending Balance	Issuances	Maturities and Redemptions	Repurchases	Ending Balance	Total Debt Outstanding

May 2014	$19,867	($18,661)	$1,206	$1,628,407	0.9%	13.8%		May 2014	$108,461	$5,890	($3,068)	($4)	$336,143	$444,604
Jun	22,160	(19,966)	2,194	1,630,601	1.6%	14.7%		Jun	110,326	6,493	(2,555)	(1,175)	338,906	449,232
Jul	24,017	(21,155)	2,862	1,633,463	2.1%	15.6%		Jul	118,042	7,590	(15,383)	(218)	330,895	448,937
Aug	30,242	(24,700)	5,542	1,639,005	4.1%	18.1%		Aug	121,358	9,165	(13,365)	(1,000)	325,695	447,053
Sep	28,405	(20,979)	7,426	1,646,431	5.4%	15.4%		Sep	111,857	5,975	(3,439)	(554)	327,677	439,534
Oct	27,013	(20,178)	6,835	1,653,266	5.0%	14.7%		Oct	115,492	5,423	(8,980)	-	324,120	439,612
Nov	26,402	(21,004)	5,398	1,658,664	3.9%	15.2%		Nov	117,765	12,548	(14,944)	(4)	321,720	439,485
Dec	25,269	(20,700)	4,569	1,663,233	3.3%	15.0%		Dec	134,670	12,645	(15,004)	(2)	319,359	454,029

Full-Year 2014	279,533	(237,971)	41,562	1,663,233	2.6%	14.7%		Full-Year 2014	134,670	92,640	(138,853)	(4,006)	319,359	454,029

Jan 2015	24,235	(22,628)	1,607	1,664,840	1.2%	16.3%		Jan 2015	123,290	20,481	(8,600)	-	331,240	454,530
Feb	31,430	(25,656)	5,774	1,670,614	4.2%	18.5%		Feb	109,350	10,322	(9,449)	-	332,113	441,463
Mar	28,602	(25,605)	2,997	1,673,611	2.2%	18.4%		Mar	116,389	10,110	(7,875)	-	334,348	450,737
Apr	36,640	(30,845)	5,795	1,679,406	4.2%	22.1%		Apr	105,213	12,300	(15,677)	-	330,971	436,184
May	36,186	(27,145)	9,041	1,688,447	6.5%	19.4%		May	96,988	18,913	(16,915)	(54)	332,915	429,903

YTD 2015	$157,093	($131,879)	$25,214	$1,688,447	3.6%	19.0%		YTD 2015	$96,988	$72,126	($58,516)	($54)	$332,915	$429,903

TABLE 6 - DELINQUENCIES - TOTAL						TABLE 7 - OTHER INVESTMENTS		TABLE 8 - INTEREST-RATE RISK SENSITIVITY DISCLOSURES
	Single-Family				Multifamily				Portfolio Market Value- Level (PMVS-L) (50 bp) (dollars in millions)		Portfolio Market Value- Yield Curve (PMVS-YC) (25 bp) (dollars in millions)		Duration Gap (Rounded to Nearest Month)
		Credit Enhanced
	Non-Credit Enhanced	Primary Mortgage Insurance	Other	Total	Total		Ending Balance		Monthly Average	Quarterly Average	Monthly Average	Quarterly Average	Monthly Average	Quarterly Average

May 2014	1.91%	3.62%	2.10%	2.10%	0.06%	May 2014	$42,073	May 2014	$38	--	$7	--	0	--
Jun	1.88%	3.53%	2.05%	2.07%	0.02%	Jun	47,138	Jun	95	52	45	20	0	0
Jul	1.84%	3.42%	2.01%	2.02%	0.05%	Jul	48,710	Jul	26	--	16	--	0	--
Aug	1.82%	3.36%	1.68%	1.98%	0.04%	Aug	46,055	Aug	23	--	22	--	0	--
Sep	1.80%	3.28%	1.41%	1.96%	0.03%	Sep	42,924	Sep	55	35	17	18	0	0
Oct	1.77%	3.18%	1.22%	1.91%	0.03%	Oct	47,966	Oct	93	--	12	--	0	--
Nov	1.78%	3.17%	1.22%	1.91%	0.03%	Nov	51,686	Nov	127	--	4	--	0	--
Dec	1.74%	3.10%	1.21%	1.88%	0.04%	Dec	56,009	Dec	99	105	5	7	0	0

						Full-Year 2014	56,009	Full-Year 2014	69	--	14	--	0	--

Jan 2015	1.73%	3.03%	1.21%	1.86%	0.03%	Jan 2015	55,115	Jan 2015	122	--	24	--	0	--
Feb	1.71%	2.93%	1.06%	1.81%	0.03%	Feb	48,166	Feb	146	--	31	--	0	--
Mar	1.62%	2.79%	0.96%	1.73%	0.03%	Mar	52,387	Mar	105	123	29	28	0	0
Apr	1.59%	2.67%	0.83%	1.66%	0.03%	Apr	43,972	Apr	90	--	27	--	0	--
May	1.50%	2.58%	0.82%	1.58%	0.01%	May	47,174	May	66	--	16	--	0	--

						YTD 2015	$47,174	YTD 2015	$105	--	$25	--	0	--

ENDNOTES

1.	Purchases of Freddie Mac mortgage-related securities into the mortgage-related investments portfolio totaled $4.1 billion (based on UPB) during May 2015.

2.
As of May 31, 2015, we had net unsettled purchase (sale) agreements of approximately ($4.4) billion. The ending balance of our mortgage-related investments portfolio as of May 31, 2015 after giving effect to these unsettled agreements and assuming we did not enter into any other purchase (sale) agreements after May 31, 2015 would have been $385 billion.

The Monthly Volume Summary includes volume and statistical data pertaining to our portfolios. Inquiries should be addressed to our Investor Relations Department, which can be reached by calling (571) 382-4732 or writing to:
1551 Park Run Drive, MS D5F,
McLean, VA 22102-3110
or sending an email to shareholder@freddiemac.com.

See Additional Information on Page 3.                                                                Page 2 of 3

ADDITIONAL INFORMATION
General
The activity and balances set forth in Tables 1, 2, 3, 4 and 7 represent unpaid principal balances (UPB), and do not include market valuation adjustments, allowance for loan losses and security impairments, unamortized premiums and discounts, and the impact of consolidation of variable interest entities. In addition, all activity and balances in these tables (except for Mortgage Purchase Agreements and Mortgage Sale Agreements in Table 2) are presented on a settlement date basis (i.e., exclude amounts that are traded but not yet settled).
Table 1
Represents the sum of Freddie Mac mortgage-related securities and other guarantee commitments (Table 4), mortgage loans (Table 3), and non-Freddie Mac mortgage-related securities (agency and non-agency) (Table 3).
Purchases or Issuances. Includes cash purchases of single-family and multifamily mortgage loans, issuances of Freddie Mac mortgage-related securities through our guarantor swap program, issuances of other guarantee commitments, issuances of other structured securities and purchases of non-Freddie Mac mortgage-related securities.
Sales. Includes sales of non-Freddie Mac mortgage-related securities and sales of mortgage loans.
Table 2
Represents mortgage loans and mortgage-related securities held by Freddie Mac. Mortgage-related securities balances reflect security balances and not the balance of underlying mortgage loan collateral.
Purchases. Includes cash purchases of single-family and multifamily mortgage loans, purchases of Freddie Mac and non-Freddie Mac mortgage-related securities from third parties, and additions for seriously delinquent, modified, and balloon/reset mortgage loans purchased out of PC pools.
Sales. Includes sales of Freddie Mac mortgage-related securities (including sales to third parties from the securitization of single-family and multifamily mortgage loans), sales of non-Freddie Mac mortgage-related securities, and sales of mortgage loans.
Liquidations. Represents the total amount of prepayments, curtailments, payoffs, foreclosures, or other repayments of principal on loans and securities.
Mortgage Purchase Agreements. Reflects trades entered into during the month and includes monthly commitments to purchase mortgage-related securities and mortgage loans. Our purchase commitments may settle during the same month in which we have entered into the related commitment.
Mortgage Sale Agreements. Reflects trades entered into during the month and includes monthly commitments to sell mortgage-related securities and mortgage loans. Our sales commitments may settle during the same month in which we have entered into the related commitment.
Table 3
Breaks out the ending balances of the mortgage-related investments portfolio into four primary components.
Freddie Mac mortgage-related securities. Includes PCs, REMICs and Other Structured Securities, and Other Guarantee Transactions.
Table 4
Issuances. Consists of: (a) securities issued by Freddie Mac where the underlying collateral are mortgage loans or mortgage-backed securities; and (b) other guarantee commitments, which are mortgage-related assets held by third parties for which we provide our guarantee without securitization of those assets. Other guarantee commitments include tax-exempt multifamily housing revenue bonds, HFA bonds, and credit-related commitments with respect to single-family mortgage loans. Excludes any resecuritization activity involving Freddie Mac mortgage-related securities. Notional balances of interest-only strips are excluded because this table is based on UPB.
Liquidations. Represents principal repayments relating to Freddie Mac mortgage-related securities and other guarantee commitments. Also includes our purchases of seriously delinquent, modified and balloon/reset mortgage loans out of PC pools.
Table 5
Represents the balance and activity of our other debt, based on par values. Includes Reference Bills® securities, discount notes, medium-term notes, securities sold under agreements to repurchase, Reference Notes® securities, Structured Agency Credit Risk (STACR) debt notes, and other subordinated debt. For more information about Freddie Mac's debt activity, please visit www.freddiemac.com/debt.
Table 6
Reflects Freddie Mac's single-family and multifamily delinquency rates, which are considered mortgage credit performance metrics.
Single-Family Serious Delinquency Rate information is based on the number of mortgage loans that are three monthly payments or more past due or in the process of foreclosure.
Multifamily Delinquency Rate information is based on the UPB of mortgage loans that are two monthly payments or more past due or in the process of foreclosure.
Single-Family Credit Enhanced Other. Consists of Freddie Mac single-family mortgage loans covered by financial arrangements (other than primary mortgage insurance) that are designed to reduce our credit risk exposure, including loans in reference pools covered by STACR debt notes transactions as well as other forms of credit protection. STACR debt notes transactions transfer a portion of credit losses that could occur under adverse home price scenarios on certain groups of loans from Freddie Mac to private investors. The credit enhanced categories are not mutually exclusive as a single loan may be included in both the Primary Mortgage Insurance category and the Other category.
Mortgage loans that have been modified are not counted as seriously delinquent as long as the borrower is less than three monthly payments past due under the modified terms for single-family, and less than two monthly payments past due for multifamily.
Delinquency rates include mortgage loans underlying Other Guarantee Transactions, but exclude financial guarantees that are backed by either HFA bonds or Ginnie Mae Certificates. For HAMP or non-HAMP modifications, we include loans in a trial period as seriously delinquent until the modification becomes effective.
Table 7
Reflects balances of cash and cash equivalents, federal funds sold and securities purchased under agreements to resell, and non-mortgage-related securities.
Table 8
PMVS and Duration Gap are our primary interest-rate risk measures. These measures include the impact of our purchases and sales of derivative instruments, which we use to limit our exposure to changes in interest rates.
Our PMVS measures are estimates of the amount of average potential pre-tax loss in the market value of our financial assets and liabilities due to parallel (PMVS-L) and non-parallel (PMVS-YC) changes in London Interbank Offered Rates (LIBOR). While we believe that our PMVS and duration gap metrics are useful risk management tools, they should be understood as estimates rather than precise measurements. Methodologies employed to calculate interest-rate risk sensitivity disclosures are periodically changed on a prospective basis to reflect improvements in the underlying estimation processes.